Exhibit 10.57

AMENDMENT NUMBER ELEVEN TO THE
METLIFE LEADERSHIP DEFERRED COMPENSATION PLAN
(As amended and restated with respect to salary and Cash Incentive Compensation January 1, 2005, and with respect to Stock Compensation April 15, 2005)

The MetLife Leadership Deferred Compensation Plan is hereby amended, effective October 1, 2016, to read as follows:

1. Section 22.29, “Qualifying Employee,” subsection (a) is hereby amended to read as follows:

“(a) classified in compensation grade 10S, 11S, 12S or13S and who earned annual total cash compensation (without regard to benefitability under the terms of the SIP), for the twelve (12) months immediately preceding October 1 of the year prior to the year subject to the Deferral Election or in such twelve (12) month period otherwise designated by the Plan Administrator, in excess of the compensation limit under Section 40(a)(17) of the Code (as indexed annually for inflation) for the year the deferral election is filed.”

IN WITNESS WHEREOF, the Plan Administrator has caused this Amendment to be adopted this 30th day of September, 2016.

PLAN ADMINISTRATOR
/s/ Mark J. Davis
Mark J. Davis

ATTEST:
/s/ Timothy R. Coffey

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